SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2013

               FIELDPOINT PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	0-9435	84-0811034
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

   1703 Edelweiss Drive, Cedar Park, Texas  78613
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (512) 250-8692

_____________________________________________________
(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS;

ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN

OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN

OFFICERS.

On June 6, 2013, Mr. Ray D. Reaves, Founder, Director, President, CEO and CFO of FieldPoint Petroleum Corporation (the “Company”) died in an automobile accident.

On June 9, 2013, the Board of Directors appointed Mr. Roger D. Bryant, a current director, as Chairman with full executive authority over the day to day operations of the Company.  Mr. Bryant will serve as executive Chairman until a new Chief Executive Officer can be appointed.

The Board of Directors also approved a $6,000 per month stipend to be paid to Mr. Bryant for his services as Chairman.

Simultaneously,  Mr. Bryant resigned as a member of the standing Audit Committee of the Board of Directors.

Information required by Items 401, 402, 403 and 404 of Regulation S-K concerning Mr. Bryant can be found in the Company’s Annual Report on Form 10K for the year ended December 31, 2013, which is incorporated herein by this reference.

ITEM 7.01

REGULATION FD DISCLOSURES

On June 10, 2013, the Company issued a press release announcing the passing of its Founder, President, and CEO, Mr. Ray D. Reaves, who died in an automobile accident in Bastrop County, Texas.    A copy of the press release is attached hereto.

ITEM 9.01:      FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibit

Item	Title

99.1	Press Release dated June 10, 2013.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDPOINT PETROLEUM CORPORATION
Date: June 11, 2013	By___/s/ Roger D. Bryant ___ Roger D. Bryant, Chairman